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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ligand Pharmaceuticals Incorporated
San Diego, California

We hereby consent to incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement and Proxy Statement of our reports dated February 28, 2008, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of Ligand Pharmaceuticals Incorporated appearing in the Company's annual report on Form 10K for the year ended December 31, 2007.

We also consent to the reference to us under the caption "Experts" in the Registration Statement and Proxy Statement.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Diego, California
November 14, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm